Exhibit 99.1

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES REPORTS PRELIMINARY (UNREVIEWED)

SECOND QUARTER 2021 RESULTS

•	$285.5 million in sales, 16.2% sequential increase

•	GAAP diluted EPS of $0.40

•	$79.3 million in cash and cash equivalents

•	Free cash flow for the quarter of $6.8 million

•	Closed the acquisition of Carter & Verplanck

Houston, TX – August 16, 2021 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced preliminary (unreviewed) financial results for the second quarter ended June 30, 2021. The following are results for the three and six months ended June 30, 2021, compared to the three and six months ended June 30, 2020 and sequentially for the three months ended March 31, 2021, where appropriate. A reconciliation of the non-GAAP financial measures can be found in the back of this press release. The preliminary results are unaudited and are based on management’s initial review of DXP’s financial results for the three month period ended June 30, 2021.

Second Quarter 2021 financial highlights:

•

Sales increased 16.2 percent sequentially to $285.5 million, compared to $245.6 million for the first quarter of 2021 and increased 13.6 percent compared to $251.4 million for the second quarter of 2020.

•

Earnings per diluted share for the second quarter was $0.40 based upon 20.1 million diluted shares, compared to $0.12 per share in the second quarter of June 30, 2020, based on 18.6 million diluted shares.

•	Net income for the second quarter was $8.1 million, compared to $2.1 million for the prior-year period.

•

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the second quarter of 2021 was $22.6 million compared to $13.9 million for the first quarter of 2021 and $13.8 million for the second quarter of 2020.

•	Cash flow from operations was $7.6 million, compared to $63.4 million for the prior-year period.

•	Free cash flow (cash flow from operations less capital expenditures) for the second quarter of 2021 was $6.8 million, compared to $61.6 million in the second quarter of 2020.

David R. Little, Chairman and CEO commented, “I am pleased that DXP’s performance continues to strengthen as we accelerate into the COVID-19 recovery. Our team continued to improve execution in the second quarter, driving sequential sales growth, and gross margin improvement while maintaining cost discipline. As a result of this performance and the team’s execution, we are confident we will continue to position DXP for long-term profitable growth and a positive outlook for the second half of 2021. DXP’s second quarter 2021 sales were $285.5 million, or a 16.2 percent increase over the first quarter. During the second quarter, sales were $209.5 million for Service Centers, $39.3 million for Supply Chain Services and $36.7 million for Innovative Pumping Solutions. Most of our customers and the markets we serve continue to show improvement. We remain encouraged by the sequential increases despite the continued choppiness associated with COVID19. Thank you to all our customers and DXPeople for the support and efforts to remain safe and healthy while moving forward.”

Kent Yee, CFO, added, “Our second quarter sequential sales growth of 16.2 percent and $6.8 million in free cash flow was great to see. Our financial results reflect our continued focus on our customers and improving market conditions. As of June 30, 2021, we had $79.3 million in cash and cash equivalents. We have completed two acquisitions since the four at year-end, as well as executing share repurchases which were completed towards the end of the quarter. We are well on our way into diversifying DXP’s end markets while creating stakeholder value. We turned DXP’s sales growth into a 64.6 percent sequential increase in EBITDA and $0.28 per share year-over-year improvement in earnings per diluted share. Total debt outstanding as of June 30, 2021 was $328.4 million with senior leverage of 3.11:1, well under our covenant of 5.75:1.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

We are excited by our sales team’s focus on organic sales growth as well as the contributions from recent acquisitions. The teamwork as well as the overall tone at DXP is moving in the right direction and we look forward to continuing the momentum into the second half of the year.”

Financial Strength and Liquidity

Net debt, calculated as total long-term debt, net of cash and cash equivalents, on our balance sheet as of June 30, 2021, was $249.1 million compared to $201.7 million at March 31, 2021. As of June 30, 2021, DXP has approximately $210.5 million in liquidity, consisting of $79.2 million in cash on hand and approximately $131.3 million in availability under our ABL facility.

DXP will not host a conference call regarding June 30, 2021 second quarter results (see Update on Form 10-Q and Auditor Review).

Update on Form 10-Q Filing and Auditor Review

During the second quarter, the Company determined it had aged un-vouchered purchase orders included in trade accounts payable. After lengthy investigation and research, the Company concluded that these balances were not valid obligations to vendors and will never be invoiced or paid. Some of the balances in this account are more than three years old and are beyond a reasonable expectation that they will be settled and are not considered legal obligations of the Company. The Company preliminarily assessed the materiality of this error in accordance with Staff Accounting Bulletin No. 99, “Materiality”, and the Company believes that, qualitatively, the amounts would have no bearing on the decision-making process of a reasonable investor. The Company applied the guidance in Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” and assessing the out of period items’ impact using the dual approach, as described in the standard, using both the rollover and iron curtain methods to assess significance and concluded the impact on prior period financial statements was not material. The Company continues to review the impact of these items on prior periods and intends to adjust prior year balances to reflect the immaterial changes. Our independent registered public accounting firm has not completed their review procedures on the adjustment. For the consolidated balance sheets, the Company expects to reduce trade accounts payable by an estimated $8 million - $12 million and increase retained earnings by a corresponding amount less the impacts associated with taxes. In addition, we expect to reduce the cost of sales in the consolidated statement of operations and reflect the associated impacts to the provision for income taxes for the comparative periods presented. Additionally, we are in the process of assessing the impact of this issue on our assessment that our internal control over financial reporting is effective.

Once the analysis is finalized and our independent registered public accounting firm has completed their review, the Company intends to revise its consolidated financial statements for the periods prior to June 30, 2021 through subsequent periodic filings.

Non-GAAP Financial Measures

DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA, free cash flow, non-GAAP net income and net debt. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, adjusted EBITDA, free cash flow and non-GAAP net income referred to in this press release are included below under “Unaudited Reconciliation of Non-GAAP Financial Information.”

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase company shares, and for certain other activities.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production (“MROP”) services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP’s breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company’s expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company’s consolidated balance sheet and the results of operations and the Company’s assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q, in the expected time frame; unanticipated changes to the Company’s operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ thousands, except per share amounts)

	(UNREVIEWED)		(UNREVIEWED)	(UNREVIEWED)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Sales	$285,516	$251,401	$531,132	$552,384
Cost of sales*	200,313	181,705	374,320	398,703

Gross profit	85,203	69,696	156,812	153,681
Selling, general and administrative expenses	70,432	62,943	135,829	136,013

Operating income	14,771	6,753	20,983	17,668
Other (income) loss	(104)	133	(534)	(701)
Interest expense	5,337	3,930	10,580	8,307

Income before income taxes	9,538	2,690	10,937	10,062
Provision for income taxes	1,606	610	2,877	2,334

Net income	7,932	2,080	8,060	7,728
Net loss attributable to NCI**	(190)	(62)	(402)	(124)

Net income attributable to DXP Enterprises, Inc.	8,122	2,142	8,462	7,852
Preferred stock dividend	22	22	45	45

Net income attributable to common shareholders	$8,100	$2,120	$8,417	$7,807

Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.40	$0.12	$0.42	$0.42

Weighted average common shares and common equivalent shares outstanding	20,131	18,575	20,079	18,559

*

Year-to-date fiscal 2021 cost of sales could potentially be reduced by an immaterial amount, pending final review of financials. Additionally, year-to-date cost of sales for fiscal 2020 could include a reduction of less than $1.0M pending finalization of restatement analysis described above.

**	NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Business segment financial highlights:

•	Service Centers’ revenue for the second quarter was $209.5 million, a 12.4 percent sequential increase and an increase of 36.1 percent year-over-year with a 12.5 percent operating income margin.

•

Innovative Pumping Solutions’ revenue for the second quarter was $36.7 million, a sequential increase of 58.0 percent and a decrease of 39.3 percent year-over-year with a 13.1 percent operating income margin.

•	Supply Chain Services’ revenue for the second quarter was $39.3 million, a 9.3 percent sequential increase and a increase of 6.1 percent year-over-year with a 8.9 percent operating income margin.

	SEGMENT DATA
	($ thousands, unaudited)
	(UNREVIEWED)	(UNREVIEWED)	(UNREVIEWED)	(UNREVIEWED)
	Three Months Ended June 30,		Six Months Ended June 30,
Sales	2021	2020	2021	2020
Service Centers	$209,458	$153,848	$395,856	$336,433
Innovative Pumping Solutions	36,727	60,479	59,972	130,500
Supply Chain Services	39,331	37,074	75,304	85,451

Total DXP Sales	$285,516	$251,401	$531,132	$552,384

	Three Months Ended June 30,		Six Months Ended June 30,
Operating Income	2021	2020	2021	2020
Service Centers	$26,226	$13,664	$48,342	$30,590
Innovative Pumping Solutions	4,803	8,565	5,751	18,993
Supply Chain Services	3,488	3,353	5,810	7,108

Total segments operating income	$34,517	$25,582	$59,903	$56,691

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Reconciliation of Operating Income for Reportable Segments

($ thousands, unaudited)

	(UNREVIEWED)	(UNREVIEWED)	(UNREVIEWED)	(UNREVIEWED)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating income for reportable segments*	$34,517	$25,582	$59,903	$56,691
Adjustment for:
Amortization of intangibles	4,306	3,046	8,452	6,243
Corporate expenses	15,440	15,783	30,468	32,780

Total operating income	$14,771	$6,753	$20,983	$17,668
Interest expense	5,337	3,930	10,580	8,307
Other (income) loss	(104)	133	(534)	(701)

Income before income taxes	$9,538	$2,690	$10,937	$10,062

*	See Update on Form 10-Q Filing and Auditor Review

Unaudited Reconciliation of Non-GAAP Financial Information

($ thousands, unaudited)

The following table is a reconciliation of EBITDA and adjusted EBITDA, a non-GAAP financial measure, to income before taxes, calculated and reported in accordance with U.S. GAAP.

	(UNREVIEWED)	(UNREVIEWED)	(UNREVIEWED)	(UNREVIEWED)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Income before income taxes*	9,538	2,690	10,937	10,062
Plus: interest expense	5,337	3,930	10,580	8,307
Plus: depreciation and amortization	6,958	5,965	13,584	11,990

EBITDA	$21,833	$12,585	$35,101	$30,359

Plus: NCI loss income before tax**	315	221	598	303
Plus: stock compensation expense	460	983	840	1,887

Adjusted EBITDA	$22,608	$13,789	$36,539	$32,549

*	See Update on Form 10-Q Filing and Auditor Review
**	NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

($ thousands, except per share amounts)

	(UNREVIEWED)
	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$79,169	$117,353
Restricted cash	91	91
Accounts receivable, net of allowances for doubtful accounts	191,853	163,429
Inventories	103,447	97,071
Costs and estimated profits in excess of billings	16,718	18,459
Prepaid expenses and other current assets	6,914	4,548
Federal income taxes receivable	6,088	5,632

Total current assets	$404,280	$406,583
Property and equipment, net	52,456	56,899
Goodwill	300,865	248,339
Other intangible assets, net of accumulated amortization	83,175	80,088
Operating lease right-of-use assets	56,173	55,188
Other long-term assets	5,448	4,764

Total assets	$902,397	$851,861

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$3,300	$3,300
Trade accounts payable*	91,053	75,744
Accrued wages and benefits	26,240	20,621
Customer advances	7,426	3,688
Billings in excess of costs and estimated profits	2,300	4,061
Current-portion operating lease liabilities	17,512	15,891
Other current liabilities	50,004	20,834

Total current liabilities	$197,835	$144,139
Long-term debt, less unamortized debt issuance costs	316,343	317,139
Long-term operating lease liabilities	37,907	38,010
Other long-term liabilities	2,931	2,930
Deferred income taxes	2,520	1,777

Total long-term liabilities	$359,701	$359,856

Total Liabilities	$557,536	$503,995

Equity:
Total DXP Enterprises, Inc. equity*	344,465	347,068
Non-controlling interest	396	798

Total Equity	$344,861	$347,866

Total liabilities and equity	$902,397	$851,861

*	See Update on Form 10-Q and Auditor Review

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information

($ thousands, unaudited)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP and is an update to DXP’s pre-announcement dated August 5, 2021, for the three and six months period ended June 30, 2021.

	(UNREVIEWED)	(UNREVIEWED)	(UNREVIEWED)	(UNREVIEWED)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash from operating activities	$7,630	$63,376	$18,182	$61,764
Less: purchases of property and equipment	(846)	(1,898)	(1,526)	(5,133)
Plus: proceeds from sales of property and equipment	—	123	1,297	123

Free cash flow	$6,784	$61,601	$17,953	$56,754

Note: Supplemental non-cash items include share repurchases and additional accrued purchase price owed, which have been excluded.